Exhibit 99.1

ASPEN AEROGELS SUES KOREAN AEROGEL Supplier and Norwegian Parent Company FOR PATENT INFRINGEMENT

Patent infringement and unfair trade practices actions filed against Beerenberg in Korea for infringing Aspen’s patents on aerogel materials and processes.

NORTHBOROUGH, Mass., April 20, 2023 -- Aspen Aerogels, Inc. (NYSE: ASPN) ("Aspen") announced today that it has filed actions against Beerenberg Services AS, Beerenberg Korea Ltd., their Singaporean supplier and their Chinese aerogel manufacturer (collectively, “Beerenberg”) related to the unlawful import and sale of allegedly infringing aerogel products. Aspen filed an action for patent infringement in the Seoul Central District Court and also an action for unfair trade practices in the Korea Trade Commission. Beerenberg’s aerogel blanket product is believed to infringe several of Aspen's patents related to high performance reinforced aerogel compositions. Additionally, Aspen has alleged that Beerenberg is infringing the Korean counterparts of patents previously enforced successfully by Aspen against Chinese aerogel manufacturers in Germany and the United States.

Aspen is seeking injunctive relief and monetary damages against the defendants.

"Our patent portfolio has been consistently validated in courts across the United States, Europe and Asia. Chinese-made aerogel products have been found to infringe our patents in multiple jurisdictions globally. With the filing of this action against Beerenberg, we again send a clear message to the markets that we will continue to aggressively enforce our intellectual property rights against any importer, distributor, reseller or customer of aerogel products that infringe our patents," said Donald R. Young, President and CEO of Aspen.

"Our core strategy is to invest in the research, development, commercialization and protection of our proprietary Aerogel Technology Platform worldwide. Companies that infringe our intellectual property assets are unfairly and illegally misappropriating our technology. We strongly believe the Korean courts and Korea Trade Commission will swiftly adjudicate Aspen’s claims and affirm that these aerogel products infringe our patents, just as courts in the U.S. and Germany have previously done," concluded Mr. Young.

About Aspen Aerogels, Inc.
Aspen is a technology leader in sustainability and electrification solutions. The Company's aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility and clean energy. Aspen's PyroThin® products enable solutions to thermal runaway challenges within the electric vehicle ("EV") market. Aspen Battery Materials, the Company's carbon aerogel initiative, seeks to increase the performance of lithium-ion battery cells to enable EV manufacturers to extend the driving range and reduce the cost of EVs. Aspen's Spaceloft® products provide building owners with industry-leading energy efficiency and fire safety. The Company's Cryogel® and Pyrogel® products are valued by the world's largest energy infrastructure companies. Aspen's strategy is to partner with world-class industry leaders to leverage its Aerogel Technology Platform™ into additional high-value markets. Headquartered in Northborough, Mass., Aspen manufactures its products at its East Providence, R.I. facilities. For more information, please visit www.aerogel.com.

Special Note Regarding Forward-Looking and Cautionary Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These statements are not historical facts but rather are based on Aspen's current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things: (i) beliefs about the outcome of any patent enforcement or appeals process in connection with such patent enforcement action, including those against Beerenberg in Korea; (ii) beliefs about Aspen's intellectual property and technology strategy and its implementation; (iii) beliefs about Aspen's aerogel technology platform and resulting commercial opportunities; (iv) beliefs about Aspen's plans or intentions to take patent enforcement actions; (v) expectations about the cost, timing or likelihood of success of Aspen's patent enforcement actions and validity challenges; and (vi) beliefs about Aspen's ability to fund necessary patent enforcement or defense actions. All such forward-looking statements are based on management's present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: any failure to enforce any of Aspen's patents; any future finding of invalidity of any patent in any jurisdiction or on appeal; any failure to obtain sufficient additional capital to pursue Aspen's technology, patent enforcement, or patent defense strategy; the competition Aspen faces in its business; the loss of any direct customer, including distributors, contractors and OEMs; and the other risk factors discussed under the heading "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2022 and filed with the Securities and Exchange Commission ("SEC") on March 16, 2023, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen does not intend to update this information unless required by law.